                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             Raytech Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     (3)  Per unit price or other underlying value of transaction computed
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     previously. Identify the previous filing by registration statement number,
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

                              RAYTECH CORPORATION
                        FOUR CORPORATE DRIVE, SUITE 295
                               SHELTON, CT 06484

                            NOTICE OF ANNUAL MEETING

                                                                    June 2, 2004

Dear Stockholder:

     The annual meeting of stockholders of Raytech Corporation ("Raytech") will be held at the Omni Berkshire Hotel, 21 East 52nd Street (at Madison Avenue), New York, NY 10022 on Thursday, June 24, 2004, at 10:00 a.m. local time.

     At the meeting, stockholders will be asked to:

     - elect directors,

     - ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2004, and

     - consider any other business properly brought before the meeting or any adjournments thereof.

     The close of business on May 12, 2004, is the record date for determining stockholders entitled to notice of and to vote at the annual meeting, including postponements or adjournments of the meeting.

     Please sign, date and promptly return the enclosed proxy card in the enclosed postage-paid return envelope so that your shares will be represented whether or not you attend the annual meeting.

                                          By Order of the Board of Directors

                                          EDGAR P. DEVYLDER
                                          Corporate Secretary

                              RAYTECH CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 24, 2004

ABOUT THE ANNUAL MEETING AND THIS PROXY SOLICITATION

     Raytech Corporation's Board of Directors is providing this proxy statement to you to solicit proxies to be voted at the 2004 Annual Meeting of Stockholders of Raytech Corporation ("Raytech", the "Company", "we" or "us"). The meeting will be held at the Omni Berkshire Hotel, 21 East 52nd Street (at Madison Avenue), New York, NY 10022 on Thursday, June 24, 2004, at 10:00 a.m. local time. The proxies may also be voted at any adjournments or postponements of the meeting.

     Execution of a proxy will not affect a stockholder's right to attend the meeting and will not affect a stockholder's right to vote at the meeting if the stockholder revokes the proxy at or before the meeting.

     At the close of business on May 12, 2004 (the "record date"), there were outstanding 41,737,306 shares of Common Stock, par value $1.00 per share, of Raytech ("Raytech Common Stock"). Each of these shares is entitled to one vote on each matter presented at the meeting. Only stockholders of record at the close of business on May 12, 2004, will be entitled to vote at the meeting.

     A list of these stockholders will be available at Raytech's principal executive offices. The mailing address of the principal executive offices of Raytech Corporation is Four Corporate Drive, Suite 295, Shelton, CT 06484. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is June 4, 2004.

QUESTIONS AND ANSWERS ABOUT VOTING

WHAT IS A PROXY?

     It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or proxy card.

WHAT IS A PROXY STATEMENT?

     It is a document that the United States Securities and Exchange Commission ("SEC") regulations require Raytech to give you when we ask you to sign a proxy card designating Raytech representatives as proxies to vote on your behalf at a meeting of stockholders. If you sign and return a proxy card to Raytech before the meeting, the Raytech representatives who will vote on your behalf as your proxy at the meeting will be Stanley J. Levy, Chairman of the Board, and Archie
R. Dykes, Chairman of the Corporate Governance/Nominating Committee, or the designee of either of them.

HOW DO I VOTE?

     You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, please fill out the enclosed proxy card, date and sign it, and return it to Raytech in the enclosed U.S. postage-paid return envelope. If you want to vote at the meeting, and you hold your Raytech stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring it to the meeting.

CAN I CHANGE MY VOTE?

     Yes. Any stockholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time before the proxy is voted. Just send in a new proxy card with a later date or send a written notice of revocation to Raytech's Corporate Secretary at the address set forth above. If you attend the meeting and want to vote in person, please so notify the inspector of elections or the Corporate Secretary so that your proxy may be revoked before the vote is taken.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

     If you return a proxy card without indicating your vote, your shares will be voted for the nominees for director listed on the card and for ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as independent accountants for 2004.

WHAT IF I VOTE TO "ABSTAIN"?

     A vote to "abstain" on any matter other than the election of directors will have the effect of a vote against such matter.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE MEETING?

     If you don't vote your shares held in street name and your broker has discretionary authority to vote your shares, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than any stockholder proposals. If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter to be considered at the meeting. If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

     If any other matters are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

     Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy in the manner described above until it is voted.

WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE ELECTION OF THE DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

     In voting on the election of eight directors to serve until the 2005 Annual Meeting of Stockholders you may:

     (a) vote for all eight nominees,

     (b) vote to withhold votes as to all nominees, or

     (c) vote to withhold votes as to specific nominees.

     Directors will be elected by a plurality vote.

     The Raytech Board of Directors recommends a vote "FOR" each of the nominees.

WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PWC AS RAYTECH'S INDEPENDENT ACCOUNTANTS FOR 2004, AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

     In voting on the ratification of the selection of PwC as Raytech's independent accountants for 2004, you may:

     (a) vote for ratification,

     (b) vote against ratification, or

     (c) abstain from voting on the ratification.

     The proposal to ratify the appointment of PwC as Raytech's independent accountants for 2004 will require approval by a majority of the votes cast by the holders of Raytech Common Stock voting in person or by proxy at the meeting.

     The Raytech Board of Directors recommends a vote "FOR" this proposal.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     Raytech is governed by a Board of Directors (the "Board") and various committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and through other communications with the Chairman, the Chief Executive Officer and others regarding matters of concern and interest to Raytech. During 2003, there were 6 regular meetings and 2 special meetings of the Board. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he served.

     The Raytech Bylaws currently provide that the Board of Directors shall consist of not more than eleven (11) and not less than three (3) directors, as such number may be fixed by the Board from time to time. On April 29, 2004, the Board determined that it shall consist of eight directors and that there shall be eight directors elected at the meeting.

     The Board has nominated each of Robert F. Carter, Archie R. Dykes, David N. Forman, John H. Laeri, Jr., Stanley J. Levy, Richard A. Lippe, Gene Locks and John J. Robbins to stand for reelection at the annual meeting of stockholders and to hold office until our 2005 Annual Meeting and until his successor is elected and qualified. The Company's Bylaws require that directors retire at the beginning of the calendar year in which they will reach age 70 unless the requirement is waived by the Board. The Board has waived the mandatory retirement age in the case of Mr. Dykes, who is 73, and Messrs. Levy and Laeri, who will reach age 70 in calendar year 2005.

     We have no reason to believe that any of these nominees for director will be unable or unwilling for good cause to serve if elected. However, if any of these nominees should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of members of the Board to correspond to the number of directors nominated by the Board to stand for election at the meeting, who are able and willing to serve.

     Albert A. Canosa, who resigned as President and Chief Executive Officer of the Company, effective June 1, 2004, is a director for a term that expires at the Company's 2004 annual meeting. Mr. Canosa is not being nominated for re-election.

     Under Raytech's Second Amended Plan of Reorganization that became effective April 18, 2001, Kevin S. Flannery was appointed to hold office as a director for a term of three years. Mr. Flannery is not being nominated for re-election.

     Stanley J. Levy is Chairman of the Board. In the opinion of the Board, Mr. Levy is "independent" of management as defined under the standards of the New York Stock Exchange ("NYSE"). Mr. Levy presides at all non-management sessions of the Board of Directors.

THE NOMINEES FOR THE BOARD OF DIRECTORS

     The following tables give information, provided by the nominees, about their principal occupation, business experience for the past five years and other matters. Unless otherwise indicated, each nominee has held his current position for at least the past five years. There is no family relationship among any of the nominees for election as directors or any executive officers of the Company.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING NOMINEES.

                               POSITION, PRINCIPAL OCCUPATION, BUSINESS
NAME AND AGE AT RECORD DATE           EXPERIENCE, DIRECTORSHIPS               FIRST BECAME DIRECTOR
---------------------------    ----------------------------------------   -----------------------------
Robert F. Carter.............  Attorney, Carter & Civitello                           2001
58
Archie R. Dykes..............  Chairman and Chief Executive                           2002
73                             Officer, Fleming Companies, Inc., a food
                               distribution company, since 2003;
                               Chairman and Chief Executive Officer,
                               Capital City Holdings, Inc., an
                               investment company, from 1988 to 2003;
                               Director, Midas, Inc. and Pepsi-
                               Americas, Inc.
David N. Forman..............  President, DBL Land Co., Inc., a                       2002
66                             real estate developer, builder and
                               consultant
John H. Laeri, Jr. ..........  Chairman, Meadowcroft                                  2001
68                             Associates, Inc., investment bankers;
                               Director, President and Chief Executive
                               Officer, The GolfCoach, Inc., a golf
                               products distributor; Director and
                               member of the Audit Committee of UNR
                               Asbestos Disease Trust and Claims
                               Processing Facility, Inc.
Stanley J. Levy..............  Attorney, Levy Phillips &                              2001
Chairman of the Board          Konigsberg LLP
69
Richard A. Lippe.............  Attorney, Meltzer, Lippe,                              2002
66                             Goldstein & Schlissel, P.C.
Gene Locks...................  Attorney, Locks Law Firm                               2001
67
John J. Robbins..............  Accountant, retired partner of                         2003
65                             Kenneth Leventhal and Company; Director
                               and member of the Audit Committee of
                               Hovnanian Enterprises, Inc., a
                               construction services company, since
                               2001

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has designated Audit, Compensation, Corporate
Governance/Nominating, Environment, Health and Legal, and Strategic Planning and Operations Committees.

     Audit Committee. The Audit Committee (the "Committee") oversees the financial and accounting processes of the Company and the audits of the financial statements of the Company, fulfills such other responsibilities as are assigned to the Committee pursuant to the requirements of the NYSE and applicable law, and performs such other duties as may be assigned to the Committee from time to time by the Board. The Committee assists Board oversight of (i) the integrity of the Company's financial statements, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function, when established, and the independent auditors, and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee held nine meetings during 2003. The members of the Audit Committee were John J. Robbins, Chair, Kevin S. Flannery, and David N. Forman.

     Compensation Committee. This Committee's responsibilities are to establish the compensation and evaluate the performance of the Chief Executive Officer and senior executives, recommendation of compensation plans for senior executives, and the granting and administration of benefits under the various employee benefit plans of Raytech and its subsidiaries. The members of the Compensation Committee are Richard A. Lippe, Chairman, Robert F. Carter, John H. Laeri, Jr., and Gene Locks. All members of the Compensation Committee are independent from management as defined in the rules of the NYSE. This Committee held five meetings during 2003. The Compensation Committee's charter is posted on the Company's website, www.raytech.com.

     Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee ("Nominating Committee") is responsible for (1) identifying, screening and recommending qualified candidates to serve on the Company's Board of Directors and its committees and (2) assisting the Board in overseeing corporate governance. The members of the Nominating Committee are Archie R. Dykes, Chairman, and Stanley J. Levy. Both members of the Nominating Committee are independent from management as defined in the rules of the NYSE. Mr. Dykes is a trustee of the PI Trust, the majority shareholder of the Company. The Nominating Committee held three meetings during 2003. The Nominating Committee charter is posted on the Company's website, www.raytech.com.

     The Nominating Committee believes that nominees for director must possess the following qualifications, qualities and skills, as prescribed in the Raytech Corporation Corporate Governance Guidelines: All directors should have high personal and professional ethics and integrity and be committed to representing the long-term interests of the shareholders. They should have an inquisitive and objective perspective and practical wisdom and exercise mature judgment. They should also possess appropriate business or professional experience and be willing and able to devote appropriate time and attention to the Company's business. Directors are expected to prepare adequately for, and attend, all scheduled Board and committee meetings and the Annual Meeting of Stockholders.

     The Nominating Committee has completed an evaluation of the qualifications and performance of the incumbent directors. Based on that process and the Nominating Committee's view as to the needs of the Company, the Committee's nominees for director in 2004 are all current Board members. The Committee has not deemed it necessary or desirable to develop, or engage in, a process to identify additional nominees for director in 2004. When, in the future, the Nominating Committee determines that it is necessary to develop a process to identify new candidates for director, the Committee will assess the Company's needs and seek to establish processes for identifying and considering potential nominees to fill those needs.

     Considering that the Board's nominees for election by the shareholders at the 2004 annual meeting are all incumbent directors and the concentration of shareholder voting power, the Board believes that a policy that would require the Nominating Committee to consider director candidates recommended by security holders is unnecessary.

     The Company's Corporate Governance Guidelines provide that all directors should attend the Annual Meetings of Stockholders. All directors attended the Company's 2003 Annual Meeting.

     All shareholder communications addressed as follows will be delivered directly to the Chairman of the Raytech Corporation Board of Directors: Board of Directors, Raytech Corporation, c/o General Counsel, Four Corporate Drive, Suite 295, Shelton, CT 06484.

     Environment, Health and Legal Committee. This Committee's responsibilities are to review legal, environmental and health issues relating to the Company, including significant pending, threatened and potential litigation, the effect of new legislation or regulations, the retention of outside legal counsel and settlements of litigation. The members of this Committee are Robert F. Carter, Chairman, Archie R. Dykes, and Gene Locks. The Environment, Health and Legal Committee met four times during 2003.

     Strategic Planning and Operations Committee. The Strategic Planning and Operations Committee was first formed in June 2003 (under the name of the Special Financial Projects Committee) with responsibilities to consider and make recommendations to the Board concerning Raytech's strategic corporate alternatives and business operations. The members of this Committee are Stanley
J. Levy, Chairman, Richard A. Lippe, David N. Forman, and John H. Laeri, Jr.

DIRECTORS' COMPENSATION

     The directors' compensation includes the following annual retainers:

Chairman of the Board Retainer..............................  $75,000
Other Directors Retainer....................................   25,000
Additional Audit Committee Chair Retainer...................   10,000
Additional Other Committee Chair Retainer...................    5,000
Additional Audit Committee Member (Non-Chair) Retainer......    4,000
Additional Other Committee Member (Non-Chair) Retainer......    2,000

     In addition, each director receives $1,500 for each directors meeting attended and $1,500 for each committee meeting attended. There is no minimum attendance rule and any director that misses all meetings would receive the annual retainer but no meeting fees.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                            DIRECTORS AND MANAGEMENT

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of May 1, 2004, the number and percentage of shares of stock for each person known by Raytech to be the beneficial owner of 5% or more of the outstanding shares of Raytech Common Stock. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to shares beneficially owned by them.

                                                           AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                       --------------------   --------
Raytech Corporation Asbestos Personal Injury Settlement
  Trust..................................................       34,584,432         82.86%
United States Environmental Protection Agency............        2,300,868          5.51%

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth information as of May 1, 2004 concerning the beneficial ownership of Raytech's common stock by each of the directors, nominees for director and executive officers named in the Summary Compensation Table herein and beneficial ownership of Raytech's common stock by all directors and executive officers as a group.

     The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of July 11, 2004, 60 days after the record date, through the exercise of any stock option or other right. Each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                                                             TOTAL           PERCENT OF CLASS(1)
                                                            -------          -------------------
Non-Management Directors
Robert F. Carter..........................................        0
Archie R. Dykes...........................................        0
Kevin S. Flannery.........................................        0
David N. Forman...........................................        0
John H. Laeri, Jr.........................................        0
Stanley J. Levy...........................................        0
Richard A. Lippe..........................................        0
Gene Locks................................................        0
John J. Robbins...........................................        0
Executive Officers
Albert A. Canosa..........................................  361,781(2)(3)            (4)
  President, Chief Executive Officer and Director
John B. Devlin............................................   67,435(5)               (4)
  Vice President, Treasurer and Chief Financial Officer
Edgar P. DeVylder.........................................   66,750(6)               (4)
  Vice President, Administration, General Counsel and
  Secretary
Harold L. Pope............................................   66,750(7)               (4)
  Vice President
All Directors and Executive Officers as a Group(13).......  562,716(8)              1.33

---------------

(1) Based on 41,737,306 shares of Common Stock outstanding, plus, in the case of persons holding options, shares subject to options that are exercisable within the next 60 days.

(2) Mr. Canosa resigned as President and Chief Executive Officer of the Company effective June 1, 2004. He will continue to serve as a Director until his term expires at the 2004 annual meeting.

(3) Mr. Canosa's total includes 326,363 shares issuable upon exercise of options that are exercisable within the next 60 days.

(4) Less than 1%.

(5) Mr. Devlin's total includes 66,750 shares issuable upon exercise of options that are exercisable within the next 60 days.

(6) Mr. DeVylder's total includes 66,750 shares issuable upon exercise of options that are exercisable within the next 60 days.

(7) Mr. Pope's total includes 66,750 shares issuable upon exercise of options that are exercisable within the next 60 days.

(8) The total includes 526,613 shares issuable upon exercise of options that are exercisable within the next 60 days.

                           RELATED PARTY TRANSACTIONS

     In connection with its Plan of Reorganization, in 2001, Raytech entered into a Tax Benefits Assignment and Assumption Agreement ("Tax Benefits Agreement") with the Raytech Corporation Asbestos Personal Injury Settlement Trust ("PI Trust"), which was created in the reorganization to represent the interests of asbestos-related claimants. The PI Trust owns approximately 83% of the Raytech Common Stock. Pursuant to the Tax Benefits Agreement, all tax benefits received by Raytech due to the reorganization are to be passed onto the PI Trust as received. At December 28, 2003, Raytech had tax loss carryforwards of $101.2 million and tax credit carryforwards of $3.5 million. The net operating loss carryforwards are allocated between Raytech and the PI Trust in the amounts of $21.2 million and $80.0 million, respectively. The tax credit carryforwards all inure to the benefit of the PI Trust. Additionally, future payments to the PI Trust and others will create additional tax deductions, which will inure to the benefit of the PI Trust in accordance with the Tax Benefits Agreement. These include deductions for payments to the PI Trust of tax benefits associated with the utilization of the net operating losses created by the reorganization, and contributions made to the Raymark Industries, Inc. ("Raymark") pension plans, which Raytech has assumed.

     In 1990 and 1991, RPI, a subsidiary of Raytech and owner of all of the common stock of APC, sold approximately 45% of common stock of APC to a group of outside investors. In 2002, approximately 40% of the common stock of APC was acquired by Raymark from some of these minority shareholders. Raymark is in bankruptcy and controlled by a court appointed trustee.

     During 1998 and 1997, Raytech purchased yarn from Universal Friction Composites (UFC), a company that is in bankruptcy which was consolidated with the Raymark bankruptcy in January 2002. At December 29, 2003 and December 30, 2002, $246,000 was owed to UFC relating to these purchases. In addition, in 1998, Raytech acquired manufacturing equipment from UFC for $1,051,000, of which $907,000 was owed to UFC at December 28, 2003 and December 29, 2002.

     With the majority of the creditors of both Raymark and of UFC being asbestos-related claimants, it is anticipated that a majority of the equity or the assets of Raymark and UFC will be transferred to the PI Trust, a related party.

     Raytech directors Richard Lippe and Archie Dykes are trustees of the PI Trust and director Robert Carter is the Legal Representative of the PI Trust.

                               EXECUTIVE OFFICERS

     Albert A. Canosa resigned as President and Chief Executive Officer of the Company effective June 1, 2004. Mr. Canosa became President and Chief Executive Officer in 1998 and served as the Company's Chief Financial Officer from 1986 to 1998. The Board has formed a search committee, consisting of Archie R. Dykes, who is chairman of this committee, and Stanley J. Levy and Gene Locks, who are the other members of this committee, to undertake a search for a permanent president and chief executive officer.

     The Board of Directors named Larry W. Singleton as interim President and Chief Executive Officer, effective June 1, 2004. Mr. Singleton is a principal with AlixPartners LLC. AlixPartners recommended Mr. Singleton to the Board of Directors as a prospective interim President and Chief Executive Officer. AlixPartners provides operational and financial consulting services to Raytech. Before becoming a principal in AlixPartners in January 2004, Mr. Singleton was a Director of Safety-Kleen Corp. from August 2002 to December 2003, Executive Vice President and Chief Financial Officer of Safety-Kleen Corp. from November 2001 to December 2003, and Senior Vice President and Chief Financial Officer of that company from August 2000 to November 2001. Before joining Safety-Kleen Corp. Mr. Singleton was Executive Vice President of Gulf States Steel, Inc. from February 1999 to July 2000. Mr. Singleton was employed by Gulf States to assist in restructuring that company, which efforts included Gulf State's filing for protection under Chapter 11 of the U.S. Bankruptcy Code on July 1, 1999, after arranging for debtor-in-possession financing. Mr. Singleton has been a Director of The Thaxton Group, a sub prime lender, since February 2004. The Company expects to enter into an agreement with AlixPartners to pay it $440 per hour, not to exceed $85,000 per month, for Mr. Singleton's services.

     Set forth below are the names of all executive officers, of which the Company has only four, including the Interim Chief Executive Officer, together with their ages, principal occupations and business experience during the last five years, and the year in which each first became an officer.

                                                                                         FIRST BECAME
NAME AND AGE AT RECORD DATE                        POSITIONS HELD                         AN OFFICER
---------------------------                        --------------                        ------------
Larry W. Singleton            Interim President and Chief Executive Officer; Principal,      2004
  53                          AlixPartners LLC since 2004. For business experience
                              during the past five years, see the paragraph above.
John B. Devlin                Vice President, Treasurer and Chief Financial Officer          1998
  52
Edgar P. DeVylder             Vice President, Administration, General Counsel and            2002
  59                          Secretary since 2002; Previously, Partner, Pepe & Hazard,
                              2001-2002; Counsel, Cummings & Lockwood, 2000-2001; Vice
                              President, General Counsel and Secretary, BTR, Inc.,
                              1988-1999
Harold L. Pope                Vice President since 2002; Previously General Manager,         2002
  56                          AAC- Belcan, 2001-2002; Vice President, Automated
                              Analysis Corporation, 1997-2001

                        EXECUTIVE OFFICERS COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table identifies compensation paid to the Chief Executive Officer and the three other executive officers for 2003 and the two prior years.

                                                                          LONG-TERM COMPENSATION
                                                                       ----------------------------
                                          ANNUAL COMPENSATION             AWARDS         PAYOUTS
                                   ---------------------------------   -------------   ------------    ALL OTHER
                                    SALARY      BONUS   OTHER ANNUAL   STOCK/OPTIONS       LTIP       COMPENSATION
NAME/POSITION               YEAR     ($)         ($)        ($)              #              $            ($)(1)
-------------               ----   --------     -----   ------------   -------------   ------------   ------------
Albert A. Canosa..........  2003   $402,744(2)  $ --       $  --          800,000         $  --         $50,444
  President and Chief       2002    321,352       --          --                                         58,779
  Executive Officer         2001    311,352       --          --                                         12,248
  (resigned 6/1/04)
John B. Devlin............  2003    214,424       --          --          267,000            --          27,312
  Vice President,           2002    187,377       --          --                                         32,963
  Treasurer and             2001    168,451       --          --                                          8,439
  Chief Financial Officer
Edgar P. DeVylder(3)......  2003    196,633       --          --          267,000            --          12,324
  Vice President,           2002     14,295       --          --                                            285
  Administration,           2001         --       --          --                                             --
  General Counsel and
  Secretary
Harold L. Pope(4).........  2003    176,983       --          --          267,000            --          80,214
  Vice President            2002     30,121       --          --               --                           431
                            2001         --       --          --               --                            --

---------------

(1) The numbers stated include the Company's contributions to Messrs. Canosa, Devlin, DeVylder and Pope under its employee 401(k) plan in the amounts of $8,000, $7,518, $7,659 and $7,044, respectively, for 2003; $8,000, $6,937,
    $0 and $0, respectively, for 2002, and in the amounts of $6,800, $6,742, $0, and $0, respectively, for 2001. This column also includes the following contributions by the Company to the Supplemental Executive Retirement Plan, a supplemental defined contribution plan for senior management, for the benefit of Messrs. Canosa, Devlin, DeVylder and Pope in the amounts of $19,666, $4,980, $3,913 and $3,522, respectively, for 2003; and $12,908,
    $3,748, $285 and $431, respectively, for 2002. "All Other Compensation" includes executive life and disability insurance for Messrs. Canosa, Devlin, DeVylder and Pope of $19,828, $4,360, $752 and $651, respectively, for 2003, and $19,204, $3,790, $0 and $0, respectively, for 2002. The column also includes country club dues for Mr. Devlin of $1,713 for

    2003 and for Messrs. Canosa and Devlin of $7,764 and $10,414, respectively, for 2002. The column also includes personal use of company cars of $2,950, $8,741 and $2,153 for Messrs. Canosa, Devlin and Pope, respectively, for 2003 and $10,903 and $8,074 for Messrs. Canosa and Devlin, respectively, for 2002, and in the case of Mr. Pope, relocation compensation of $66,844 in 2003.

(2) The salary number includes a retroactive salary adjustment of $45,000 for 2002 that was paid in March 2003.

(3) Mr. DeVylder was hired in December 2002.

(4) Mr. Pope was hired in November 2002.

     Each of the executive officers named in the Compensation Table has a termination pay agreement that applies if (a) the company terminates his employment (except where he is terminated for cause, as defined), (b) he terminates his employment due to (i) a significant diminution in his position, authority, duties or responsibilities, (ii) a material reduction in base salary, opportunity to earn annual bonuses other than as a result of adverse changes in the Company's operating results, or other compensation or benefits, or (iii) relocation of his place of business by more than 35 miles from his previous place of business without his consent, or (c) his employment is terminated by death or disability (a "Qualifying Termination"). These agreements remain in effect for one year after a change in control of the Company, which is defined as the Company ceasing to be a public company, any person acquiring more than 25% of the outstanding common stock, or the shareholders approving a merger in which the Company is not the surviving entity or a sale of all or substantially all of the assets of the Company or of the Company and its majority-owned subsidiaries. If there is a Qualifying Termination, the Company will pay the executive one and a half times (i) his annual base salary then in effect plus
(ii) the average annual bonus awarded to him for the preceding three years, and continue his medical, life and other benefits for two and a half years or until he obtains coverage from another employer. One-half of the severance payment is subject to mitigation, i.e. will not be paid to the extent the executive has been paid for other employment.

     In connection with the termination of Mr. Canosa's employment, he is entitled to receive the aforementioned termination pay and continuation of benefits, his accrued vacation pay and all of the Company's contributions for his account to the Supplemental Executive Retirement Plan, described in the Compensation Committee Report below. Other arrangements with respect to Mr. Canosa's termination of employment have not yet been finalized.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                            NUMBER OF SHARES     PERCENT OF                                APPRECIATION FOR
                               UNDERLYING       TOTAL OPTIONS   EXERCISE                   OPTION TERM ($)
                                 OPTIONS         GRANTED TO       PRICE     EXPIRATION   --------------------
NAME                           GRANTED(1)         EMPLOYEES     ($/SHARE)      DATE       5%         10%
----                        -----------------   -------------   ---------   ----------   -----   ------------
Albert A. Canosa..........       800,000            29.15         5.70       12/31/12      0      $1,648,000
John B. Devlin............       267,000             9.73         5.70       12/31/12      0         550,020
Edgar P. DeVylder.........       267,000             9.73         5.70       12/31/12      0         550,020
Harold L. Pope............       267,000             9.73         5.70       12/31/12      0         550,020

---------------

(1) These options vest and become exercisable 25% each year beginning one year following the date of grant, subject to continued employment through the vesting date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                               VALUE OF UNEXERCISED
                          SHARES                   NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                        ACQUIRED ON    VALUE        OPTIONS AT 12/28/03             AT 12/29/03
                         EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
NAME                        (#)         ($)                 (#)                         ($)
----                    -----------   --------   -------------------------   -------------------------
Albert A. Canosa......       --        $  --          126,363/800,000                   0/0
John B. Devlin........       --           --                0/267,000                   0/0
Edgar P. DeVylder.....       --           --                0/267,000                   0/0
Harold L. Pope........       --           --                0/267,000                   0/0

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company and on representations from its directors and executive officers, the directors and executive officers of the Company and holders of more than 10% of the Company's Common Stock complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal year 2003.

ANNUAL REPORT

     By now you should have received Raytech's 2003 Annual Report to Stockholders that we mailed to stockholders on about April 27, 2004. Please carefully read that report. Please note the corrected page included with this Proxy Statement.

                               PERFORMANCE GRAPH

     The following Performance Graph compares Raytech's cumulative total shareholder return on its common stock with certain indexes and peer groups for a five-year period:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG RAYTECH CORPORATION, RUSSELL 2000 INDEX*
                 AND DOW JONES AUTO PARTS INDUSTRY GROUP INDEX*

                               [COMPARISON GRAPH]

-----------------------------------------------------------------------------------------------------------------
                                                    1998       1999       2000       2001       2002       2003
-----------------------------------------------------------------------------------------------------------------
 Raytech Corporation                                 100        117         76         87        219        114
 Russell 2000 Index                                  100        120        115        116         91        132
 Dow Jones Auto Parts and Equipment Index            100        101         72         92         82        114

---------------

* Based on closing index on the last trading day of the calendar year. Assumes $100 invested on December 31, 1998 in Raytech Common Stock, Russell 2000 Index, and Dow Jones Auto Parts Industry Group Index.

     The preceding Performance Graph compares the Company's cumulative total shareholder return on its common stock with the Russell 2000 Index and the Dow Jones Auto Parts Industry Group Index. The Russell 2000 Index was selected as a broad equity market index of companies that are of comparable market capitalization. The Dow Jones Auto Parts Industry Group Index was selected because that index includes companies that trade in the same industry and have similar market capitalizations as the Company, and because the Company has a very limited peer group and limited public information about such peers, which tend to be privately held companies or subsidiaries or divisions of larger publicly held companies.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Raytech, consisting of four directors, makes this report of its compensation policies applicable to the executive officers and the basis for the Chief Executive Officer's compensation for the last completed fiscal year.

     The compensation philosophy of the Compensation Committee is based upon the premise that all salaried personnel should be eligible to receive additional compensation for outstanding contribution to Raytech and consists of the following two elements: a fixed base salary and a management incentive in variable amounts in accordance with the levels of eligibility and performance criteria. The objectives under this philosophy are to maintain an equitable internal classification of positions by grade, to maintain compensation opportunity equal to or greater than the competition, to provide for aggregate compensation related to performance achievement, to maintain an effective system of salary planning and control and to provide executives with the opportunity to earn additional compensation based on achievement of certain goals for Raytech and its stockholders attributable to excellence in management and performance.

     To accomplish the compensation objectives, all salaried positions, including the Chief Executive Officer, are graded to reflect the level of responsibility inherent in the position and its market value. The grading takes into account the following factors: organizational relationships, knowledge requirements, impact potential on corporate profitability, scope of monetary responsibility, scope of managerial control and the areas of functional responsibility requiring direction. The Compensation Committee considers all such factors but places no relative weight on any of the factors. Though the determination of executive compensation is performed in an organized manner, using documented criteria as referenced below, the Compensation Committee retains full discretionary authority in establishing executive compensation. On February 9, 2004, the Board of Directors approved the Compensation Committee charter. Pursuant to the Compensation Committee charter, that Committee shall recommend to the Board, for its approval, the future compensation levels of the CEO and executive officers of the Company.

     The base salary for executive officers was set in 2002 in relation to the base salary policy and practice of other bonus paying employers in the metalworking/fabricating industry. The data source for determining the base salary practice of bonus paying employers was Hewitt Associates Total Compensation Measurement Survey, which resulted from an integration of Management Compensation Services Project 777 Study and Hewitt's Compensation Data Base used in the past. This data source was selected as a model for executives' salaries based upon the similarities of industry, operations and products to Raytech and the prestige of the sponsoring firm. Special pay practice surveys may be conducted if the Compensation Committee deems it appropriate in its discretion but no such survey has been conducted within the last four years. The other bonus paying employers used in establishing the base salary of executives are listed in the referenced Total Compensation Measurement Survey. Of all industry groups of corporations set forth in the Total Compensation Measurement Survey, the metalworking/fabricating group was determined by the Compensation Committee to be the closest and most fitting in type of operations, products and job responsibilities to Raytech. The Committee also obtained 2001 compensation data from Watson Wyatt Worldwide, compensation consultants.

     The base salaries of executive officers, including the Chief Executive Officer, were generally low compared to those in the selected group listed. Since this base salary tends to be lower than the salary policy of non-bonus paying employers, comparable levels of total compensation are achieved or exceeded only when the variable element of compensation is added to the base. To strengthen the executives' commitment to improvement of the financial performance of Raytech, the amount available for distribution as variable compensation in any year is determined by either the return on equity or earnings before tax at the Board's discretion. The formula necessitates that Raytech achieve a stipulated earnings before tax or return on equity goal before variable compensation is paid.

     In accordance with the philosophy recited above, the Board stipulated earnings before tax goals in each of the fiscal years 2001, 2002 and 2003 based upon a Board-approved Business Plan for each year. The stipulated earnings before tax goal was not achieved for any of the 2001, 2002 and 2003 fiscal years, resulting in no variable compensation or bonuses being paid to any executive officers, including the Chief Executive Officer, for the years 2001, 2002 and 2003. The total compensation of the executive officers in the year in which no variable compensation or bonuses were paid was low compared to the metal working/fabricating group in Hewitt's Total Compensation Measurement Survey grouping referenced above.

     The bonus opportunities in the fiscal years 2001, 2002 and 2003 for executive officers and the Chief Executive Officer were based on the following factors:

     (i) Each such position was graded in accordance with the level of responsibility inherent in the position including market value, organizational relationships, knowledge requirements, impact on corporate profitability, scope of monetary responsibility, scope of managerial control and areas of functional responsibility, all as set forth in the established compensation plan and was determined to be eligible for participation in variable compensation.

     (ii) In 2001 and 2002, the executive officers' positions all received a grade providing for variable compensation eligibility of 75% or 100% of each executive officer's base salary.

     (iii) In 2001 and 2002, the Chief Executive Officer's position received a grade providing for variable compensation eligibility of 100% of the Chief Executive Officer's base salary.

     (iv) In 2003, the maximum potential variable compensation for the Chief Executive Officer and the other executive officers was limited to 50% of each officer's base salary.

     In addition to the annual variable compensation opportunities based upon achieving earnings before tax goals, the Variable Compensation Plan provides for long-term variable compensation opportunities for any three-year strategic planning period determined by earnings per share goals established at the Board's discretion. Being part of the Variable Compensation Plan, the strategic plan variable compensation program has an identical philosophy to the annual variable compensation program recited above. Additionally, the strategic plan variable compensation program is designed to (i) provide stockholder returns comparable to other high performance publicly traded companies; (ii) strengthen key management commitment to improve the long-term financial performance of Raytech; (iii) provide key management with a shareholder perspective; and (iv) focus key employee resources on technology driven growth.

     In accordance with the recited philosophy above, the Board stipulated annual earnings per share goals for the strategic planning period for 2001 through 2003. The stipulated earnings per share goals were not achieved for the years 2001, 2002 and 2003, resulting in no long-term (three-year) variable compensation payouts to the executive officers, including the Chief Executive Officer, for those years.

     Effective January 1, 2003, Mr. Canosa and the other named executive officers were granted options to purchase the common stock of the Company at the then market price of $5.70 per share, in the amounts set forth in the table above. The grants were made in order to provide an additional incentive for such individuals through the potential for appreciation of the stock and to more closely align the financial interests of the executives with those of the stockholders. The Company had not granted any stock options to its executives since 1998.

     Raytech's contributions under the 401(k) defined contribution plan to the executive officers, including Mr. Canosa, were made to all participants in the plan in accordance with the operative provisions of said plan. Such provisions, which apply to all participants, provide for a basic company contribution, a matching company contribution and a supplemental company contribution, subject to IRS contribution and income limits. Only the supplemental company contribution is discretionary under the plan and if granted is made to all participants. In 2002, the Compensation Committee approved and in 2003 the Company established the Supplemental Executive Retirement Plan ("SERP"), pursuant to which the Company makes supplemental contributions of 2% of salary plus bonus up to $200,000, and 8% of salary and bonus over $200,000, to accounts for the benefit of the CEO, the executive officers and another CEO direct report. The SERP is an unfunded deferred compensation plan designed to supplement the 401(k) plan, and Company contributions vest on the same schedule as under the 401(k) plan.

     Raytech currently has not established any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. In the event such a policy is established, it will be included in this Compensation Committee Report on Executive Compensation.

                                          Compensation Committee

                                          Richard A. Lippe, Chairman
                                          Robert F. Carter
                                          John H. Laeri, Jr.
                                          Gene Locks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Carter, Laeri, Levy, Lippe and Locks served as members of the Compensation Committee for various periods in fiscal year 2003. None of such committee members (i) was, during fiscal year 2003, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K, except Mr. Lippe is a trustee and Mr. Carter is the Legal Representative of the PI Trust, which has the relationship with the Company described "Related Party Transactions."

     No executive officer served as an executive officer, director or member of a compensation committee of any entity of which an executive officer is a member of the Compensation Committee of the Company or the Company's Board of Directors.

                             AUDIT COMMITTEE REPORT

     In April 2004, the Board adopted a revised charter for the Audit Committee. A copy of the charter is attached to this Proxy Statement.

     The Audit Committee is composed of outside directors who are not officers or employees of Raytech or of its subsidiaries. In the opinion of the Board, these directors are "independent" of management as defined under the standards of the NYSE, and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee. The Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the 2003 audited financial statements with Raytech's management and PwC, Raytech's independent auditor.

          2. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

          3. The Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PwC its independence from Raytech, including whether the provision of non-audit services by PwC to Raytech is consistent with maintaining the auditors' independence.

          4. Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Raytech, and the Board has approved, that the audited financial statements be included in Raytech's Annual Report on Form 10-K for the fiscal year ended December 28, 2003, for filing with the SEC.

                                          Audit Committee

                                          J. J. Robbins, Chair
                                          K. S. Flannery
                                          D. N. Forman

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the Audit Committee's appointment of PwC as the independent public accountant for Raytech in 2004. If the appointment of PwC is not approved by the affirmative vote of the holders of a majority of the shares of Raytech Common Stock voted at the Annual Meeting, the matter of appointment of independent accountants will be reconsidered by the Audit Committee, which will appoint independent accountants. Such appointment may, but need not, be submitted to the Company's stockholders for ratification. PwC served as the independent accountants for Raytech in 2003. A representative of PwC will attend the Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to questions.

     For the fiscal years ended December 28, 2003 and December 29, 2002, fees for services provided by PwC were as follows:

                                                               2003     2002
                                                              ------   ------
                                                              (IN THOUSANDS)
Audit Fees..................................................   $691     $481
Audit-Related Fees..........................................     14       12
Tax Fees....................................................    214      337
Other fees..................................................      3       --
                                                               ----     ----
Total.......................................................   $922     $830
                                                               ====     ====

     Audit Fees. As noted above, fees billed by PwC for professional services rendered for the audit of Raytech's annual financial statements for 2003 and for the reviews of the financial statements included in Raytech's Forms 10-Q in 2003 (or services that are normally provided by the accountant in connection with statutory and regulatory filings) were $691,000. The Audit Committee approved in advance PwC's provision of all audit and audit-related services.

     Audit-Related Fees. The audit-related fees listed above are those fees for services reasonably related to the performance of the audit or review of the Company's financial statements and not included in "Audit Fees."

     Tax Fees. The tax fees listed in the table were for services rendered for tax compliance (including federal and state returns) and tax examination assistance.

     Other Fees. Fees billed by PwC for non-audit services rendered in 2003 (including tax assistance) were $3,000.

     Financial Information Systems Design and Implementation Fees. PwC did not render or bill any Financial Information Systems Design and Implementation services to Raytech in 2003.

     It is the policy of the Audit Committee to pre-approve all non-audit services that PwC is permitted to provide, either by express prior approval of the particular engagement or entry into such engagement pursuant to detailed pre-approval policies and procedures established by the Committee. The Audit Committee approved in advance PwC's provision of all non-audit services. The Audit Committee considered whether and determined that the provision of these services was compatible with maintaining PwC's independence.

             DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
                PRESENTED TO 2005 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented by any stockholder for action at the 2005 Annual Meeting of Stockholders of Raytech must be received by the Secretary at Suite 295, Four Corporate Drive, Shelton, CT 06484, not later than February 4, 2005 in order for such proposal to be included in the Proxy Statement and proxy relating to the 2005 Annual Meeting of Stockholders. In addition, if a stockholder fails to provide Raytech notice of any stockholder proposal on or before April 20, 2005, then the Company's management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the 2005 Annual Meeting of Stockholders without any discussion of the matter in Raytech's proxy statement. Nothing in this paragraph shall be deemed to require Raytech to include in its Proxy Statement and proxy relating to the 2005 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for such inclusion established by the SEC at that time in effect.

                            SOLICITATION OF PROXIES

     Proxies will be solicited by mail and may also be solicited by personal interview, telephone, telegram, telefax and e-mail by directors, officers and employees of Raytech who will not be additionally compensated therefor. In that connection, Raytech will arrange for brokerage houses, nominees and other custodians holding shares of Raytech Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.

                        ADDITIONAL INFORMATION AVAILABLE

     Raytech has filed an Annual Report on Form 10-K with the SEC. Stockholders may obtain a copy of the Form 10-K (without exhibits), without charge, by writing to Edgar P. DeVylder, Secretary, at Four Corporate Drive, Suite 295, Shelton, CT 06484.

                                          RAYTECH CORPORATION

                                          EDGAR P. DEVYLDER
                                          Secretary

June 2, 2004

                                                                       EXHIBIT 1

                              RAYTECH CORPORATION
                            AUDIT COMMITTEE CHARTER
                                 APRIL 29, 2004

     The Audit Committee (the "Committee") is a committee established by and among the board of directors to oversee the financial and accounting processes of Raytech Corporation and its subsidiaries (collectively, the "Company") and the audits of the financial statements of the Company, to fulfill such other responsibilities as are assigned to the Committee pursuant to the requirements of the New York Stock Exchange and applicable law, and to perform such other duties as may be assigned to the Committee from time to time by the board of directors (the "Board").

     In fulfilling these roles the Committee must do the following:

     (a) Assist board oversight of: (i) the integrity of the Company's financial statements, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function, when established, and the independent auditors, and (iv) the Company's compliance with legal and regulatory requirements,

     (b) Prepare an Audit Committee report as required by the SEC to be included in the Company's annual proxy statement,

     (c) Fulfill the specific requirements stated in the Authority and Responsibilities section of this Charter, and

     (d) Comply with all applicable law.

AUTHORITY AND RESPONSIBILITIES

     The responsibilities and authority of the Committee are to:

          1. Oversee the Independent Auditor for Purposes of Preparing or Issuing an Audit Report and Doing Related Work. Subject to any required approval of the Company's shareholders, the Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

          2. Pre-approve the Audit, Review and Attest Engagements required under the Securities Laws. The Committee shall review and pre-approve all audit, review and attest services to be provided to the Company by its independent auditor. An audit service within the scope of a pre-approved engagement of the auditor shall be deemed to be pre-approved.

          3. Pre-approve Non-audit Services. The Committee shall pre-approve all permissible non-audit services that the independent auditor is to provide. The Committee shall insure that the Company discloses to investors, in periodic reports required by section 13(a) of the Exchange Act, the Committee's approval of the independent auditor's provision of non-audit services.

          The Committee shall not approve the independent auditor's performance of non-audit services that might violate any of the following principles:
     (a) the auditor cannot audit its own work, (b) the auditor cannot function as part of management, and (c) the auditor cannot serve in an advocacy role for the client, but the Committee generally may pre-approve the independent auditor's provision of tax compliance, tax planning and tax advice services to the Company without impairing the independent auditor's independence.

          The Committee may delegate to one or more of its members the authority to grant pre-approvals. The delegated member(s) shall report on all decisions to grant such pre-approvals at each scheduled meeting of the full Committee.

          If the Committee becomes aware of a non-audit service that it has not pre-approved, the Committee must promptly require the independent auditor to cease providing such service to the Company unless (a) the Committee determines that such service is within the de minimus exception provided for in Section 10A(i)(1)(B) of the Exchange Act and (b) either the Committee, or its delegated member(s), approves such de minimus service before completion of the audit.

          4. Evaluate the Independent Auditor. In connection with assisting Board oversight of the independent auditor's independence, qualifications and performance, the Committee, at least annually, shall obtain and review a report by the independent auditor describing:

        a) the independent auditor's internal quality-control procedures;

        b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

        c) (to assess the auditor's independence) all relationships between the independent auditor and the Company.

          After reviewing the foregoing report and the independent auditor's work throughout the year, the Committee shall evaluate the auditor's qualifications, performance and independence. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

          5. Review and Discuss the Company's Annual Audited Financial Statements and Quarterly Financial Statements. The Committee shall review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations". While the fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor, the Committee must review: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect, if any, of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

          6. Review Press Releases, Financial Information and Earnings
     Guidance. The Committee must review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies. The Committee is not required to discuss in advance each earnings press release or instance in which the Company provides earnings guidance provided that such release or guidance conforms to prior Committee review of the type and presentation of information to be included in the release.

          7. Engage Advisors. As appropriate, following consultation with the Chairman of the Board and Chief Executive Officer of the Company, the Committee may obtain advice and assistance from outside legal, accounting or other advisors. If the Committee engages outside advisors, it shall report on such engagement to the full Board at each board meeting. Such report shall include the identity of the advisors, reasons for the engagement, scope, terms and expected cost of the engagement, deliverables, and costs incurred to date for such engagement.

          8. Hold Periodic Meetings with Management, Internal Audit Function, and Independent Auditors. The Audit Committee shall periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with the independent auditors. The Audit Committee may reasonably request any officer or employee of the Company or the Company's outside advisors, including its independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

          9. Discuss Risk Assessment and Risk Management Policies. While it is the job of the chief executive officer and senior management to assess and manage the Company's exposure to risk, the Committee must discuss guidelines and policies to govern the process by which this is handled. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control them. In addition, when the internal audit function has been established, the Audit Committee shall require the internal audit function to provide ongoing assessments of the Company's risk management processes and system of internal control to the Committee.

          10. Review with the Independent Auditor. The Committee shall review with the independent auditor any audit problems or difficulties and management's response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

          11. Require Auditor Reports to the Committee. The Committee shall require timely reporting from the registered public accounting firm regarding the following:

        a) All critical accounting policies and practices to be used;

        b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

        c) Other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

          12. Set Clear Hiring Policies for Employees or Former Employees of Independent Auditors. The Committee shall recommend to the Board such employee hiring policies as may be required by the NYSE Listed Company Manual and the SEC laws and regulations. Such policies shall include a prohibition on hiring, as the Company's chief executive officer, controller, chief financial officer, chief accounting officer or person serving in an equivalent position, any individual who was employed by the Company's current independent auditor and participated in any capacity in the Company's audit during the one-year period preceding the date of the initiation of the current audit. The policies shall also include procedures for insuring that no person who is barred or suspended under subsection 105(c) of the Sarbanes-Oxley Act is hired or continued with the Company in an accountancy or financial management capacity without the consent of the Public Company Accounting Oversight Board or the SEC.

          13. Establish Complaint Procedures. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and
     (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          14. Report Regularly to the Board. The Committee shall report regularly to the Board regarding the performance of its obligations under this Charter and significant issues about which it becomes aware in the course of performing its functions.

          15. Conduct Annual Performance Evaluation. The Committee shall review the adequacy of this charter and evaluate its performance annually.

COMMITTEE MEMBERSHIP

     The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, "independent" under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules of the New York Stock Exchange. As required by the NYSE, each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee).

     No Committee member may serve on the audit committees of more than three other public companies, unless the Board has determined that such simultaneous service will not impair the effectiveness of the member's service on the Committee and discloses such determination in the Company's proxy statement.

     At least one member of the Committee shall have "accounting or related financial management expertise" and shall qualify as an "audit committee financial expert" as defined by the U.S. Securities and Exchange Commission ("SEC") and shall be disclosed as such in the Company's periodic reports. The designation of one or more Committee members as an "audit committee financial expert" simply means that such individual has valuable experience that might enable him to serve as a resource to the other members of the Committee. The Board's designation of a Committee member as an audit committee financial expert is not intended to mean that such person is an "expert" for purposes of Section 11 of the Securities Act or for any purpose other than to fulfill the requirements stated in the first sentence of this paragraph and is not intended to impose a higher degree of individual responsibility or obligation on such Committee member or decrease the duties and obligations of other Committee members or the Board. The role of the audit committee financial expert is to assist the Committee in overseeing the audit process, not to audit the Company.

     The Board, on the recommendation of the Governance/Nominating Committee, shall appoint each member of the Audit Committee. Each such member shall serve from the date of his appointment until the earliest of (a) the next annual meeting of the Shareholders of the Company and the appointment and qualification of such member's successor, or (b) the death, incapacity, disqualification, resignation, or removal by the Board of such member.

     Members of the Audit Committee shall not receive any compensation from the Company except directors' fees in accordance with the requirements of the New York Stock Exchange, provided, however, that fixed amounts of compensation under a retirement plan (including deferred compensation) that is not contingent on future service to the Company will not be deemed to violate this requirement.

COMMITTEE STRUCTURE AND OPERATIONS

     A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its Chair. The Committee may act by a majority of the members present at a meeting of the Committee. The Committee shall meet in person or telephonically at least quarterly at a time and place reasonably determined by the Committee Chair or the Chairman of the Board, with further meetings to occur when deemed necessary or desirable by the Committee, the Committee Chair, or the Chairman of the Board.

     The Committee shall have the authority to determine, and to direct the Company to pay,

          1. the compensation that is to be paid to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report,

          2. the compensation that is to be paid to any advisers engaged by the Committee, and

          3. any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, and the Company shall provide funding for such payments.

Adopted April 29, 2004

                               RAYTECH CORPORATION

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Stanley J. Levy and Archie R. Dykes or either of them with full power of substitution proxies to vote at the Annual Meeting of Stockholders of Raytech Corporation (the "Company") to be held at the Omni Berkshire Hotel, 21 E. 52nd Street at Madison Avenue, New York, NY 10022, on June 24, 2004 at 9:30 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this card, and in their discretion upon such other matters as may come before the meeting.

The proxies, in their discretion, are further authorized to vote for the election of a person to the Board if any nominee named herein becomes unable to serve or for good cause will not serve and on other matters which may properly come before the 2004 Annual Meeting and any adjournment or postponement thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                               RAYTECH CORPORATION

                                  JUNE 24, 2004


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


   - Please detach along perforated line and mail in the envelope provided. -

[GRAPHIC OMITTED]

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]



                                                                                                   FOR     AGAINST       ABSTAIN
1.  Election of Directors:                                         2.  Ratify the appointment of   [ ]       [ ]           [ ]
                                                                       PricewaterhouseCoopers
                                                                       LLP as auditors for 2004.


                                      NOMINEES:

[ ]        FOR ALL NOMINEES          [ ]     R. F. Carter          THIS PROXY WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER
                                     [ ]     A. R. Dykes           DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THEN THIS PROXY
                                     [ ]     D. N. Forman          WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES,
                                     [ ]     J. H. Laeri, Jr.      AND "FOR" PROPOSAL 2.
[ ]        WITHHOLD AUTHORITY        [ ]     S. J. Levy
           FOR ALL NOMINEES          [ ]     R. A. Lippe
                                     [ ]     G. Locks
                                     [ ]     J. J. Robbins
[ ]        FOR ALL EXCEPT
           (See instructions
           below)



INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [o]


To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]



Signature of Stockholder                Date:            Signature of Stockholder                Date:


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.